UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2021

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35813	98-0376008
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 25, 2021, Oramed Pharmaceuticals Inc. (the “Company”) appointed Michael Rabinowitz, to serve as Chief Commercial Officer, effective August 1, 2021.

Prior to his appointment, from June 1993 until February 2021, Mr. Rabinowitz served in various marketing, sales, business development, and financial leadership roles at the global biopharmaceutical company Merck & Co., where he launched and marketed products in over 30 countries across several disease areas, including launching billion-dollar oral agents in diabetes and managing a global business. Mr. Rabinowitz holds a Masters’ Degree from The Carlson School of Management, University of Minnesota.  He has also participated in executive health care programs at the Harvard Business School.

Mr. Rabinowitz will be employed by the Company pursuant to an employment agreement. Mr. Rabinowitz’s gross annual salary will be $330,000. Mr. Rabinowitz will be eligible for bonuses and equity grants in amounts to be determined at the discretion of the Company’s Board of Directors and the Compensation Committee of the Company’s Board of Directors, as applicable. In connection with Mr. Rabinowitz’s appointment, the Company expects to enter into its standard indemnification agreement with Mr. Rabinowitz, on substantially the same terms as the indemnification agreements previously entered into between the Company and each of its directors and executive officers. Mr. Rabinowitz is not a party to any transactions that are disclosable under Item 404 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

	By:	/s/ Nadav Kidron
	Name:	Nadav Kidron
	Title:	President and CEO

August 2, 2021

2